UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2025
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Shopify Inc.
(Exact name of registrant as specified in its charter)
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Canada		001-37400	98-0486686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

151 O'Connor Street, Ground Floor			85 10th Ave, Suite 800
Ottawa,	Ontario		New York,	New York
Canada	K2P 2L8		USA	10011
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (613) 241-2828 x 1045

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading	Name of each exchange on which registered
Class A Subordinate Voting Shares	SHOP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2025, Shopify Inc. (the “Company” or “Shopify”), a founder-led commerce company, announced the appointment of Jessica Hertz as the Chief Operating Officer (“COO”) of the Company, effective October 9, 2025.

Prior to her appointment as COO, Ms. Hertz, age 43, served as Shopify’s General Counsel and has been with the Company since 2021. As General Counsel, Ms. Hertz oversaw Shopify’s global legal, communications, policy, talent, and trust teams. Prior to joining Shopify, Ms. Hertz held roles in the White House and previously served in positions at Facebook and at the law firm of Jenner & Block LLP. Ms. Hertz holds a J.D. from the University of Chicago Law School and an A.B. from Harvard College.

There are no arrangements or understandings between Ms. Hertz and any other person pursuant to which Ms. Hertz was appointed as COO of the Company. There are no family relationships between Ms. Hertz and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPIFY INC.

Date: October 9, 2025
	By:	/s/ Michael L. Johnson
Name: Michael L. Johnson
Title: Corporate Secretary